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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                           Friday, April 4, 2003
                                                           10:00 A.M. CDT


                       BELO NOMINATES DIRECTOR CANDIDATES

         DALLAS -- Belo Corp. (NYSE: BLC) announced today that its Board of Directors has nominated France A. Cordova and Wayne R. Sanders as new director candidates. The nominees will stand for election at Belo's Annual Meeting of Shareholders on May 13.

         Cordova, as a nominee for Class I director, will be eligible to serve a two-year term until the 2005 Annual Meeting, and Sanders, as a nominee for Class III director, will be eligible to serve a one-year term until the 2004 Annual Meeting.

          Cordova, 55, has served as chancellor of University of California, Riverside since July 2002. From August 1996 to July 2002, she was vice chancellor for research and professor of physics at University of California, Santa Barbara. She served as chief scientist of the National Aeronautics and Space Administration (NASA) from 1993 to 1996.

          Sanders, 55, is the former chairman and chief executive officer of Kimberly-Clark Corporation, headquartered in Dallas. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003.

         Roger A. Enrico, chair of the Board's Nominating and Corporate Governance Committee, said, "France Cordova and Wayne Sanders will bring an exceptional breadth of expertise and experience to the Belo Board. Their election will be timely as we anticipate one director retirement per year through 2005 in conformity with the Board's director retirement policy."

          Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with approximately 7,800 employees and $1.4 billion in annual revenues, Belo operates news and information franchises in some of America's most dynamic markets and regions, including Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic region. Belo owns 19 television

                                    - more -




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BELO NOMINATES DIRECTOR CANDIDATES
APRIL 4, 2003
PAGE TWO

stations (six in the top 16 markets) reaching 13.7 percent of U.S. television households; owns or operates six cable news channels; and manages one television station through a local marketing agreement. Belo publishes four daily newspapers: The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). Belo Interactive's new media businesses include 34 Web sites, several interactive alliances, and a broad range of Internet-based products. For more information contact Scott Baradell, Belo's vice president/corporate communications, at 214-977-2067. Additional information, including earnings releases, is available online at www.belo.com.